Exhibit 10.1

CONSTELLATION PHARMACEUTICALS, INC.

FIFTH AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

March 22, 2018

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TABLE OF CONTENTS

(continued)

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CONSTELLATION PHARMACEUTICALS, INC.

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Agreement dated as of March 22, 2018 is entered into by and among Constellation Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the individuals and entities listed on Exhibit A attached hereto (the “Purchasers”).

Recitals

WHEREAS, certain of the Purchasers are parties to that certain Fourth Amended and Restated Investor Rights Agreement, dated as of September 13, 2016, by and among the Company and such Purchasers (the “Series E-1 Investor Rights Agreement”);

WHEREAS, the Corporation and certain of the Purchasers (the “Series F Purchasers”) have entered into that certain Series F Convertible Preferred Stock Purchase Agreement (the “Series F Preferred Stock Purchase Agreement”), in connection with the issuance and sale by the Company to the Series F Purchasers of shares of the Company’s Series F Convertible Preferred Stock, $0.001 par value per share (“Series F Preferred Stock”);

WHEREAS, the Series F Purchasers have required, as a condition to the purchase of the Series F Preferred Stock, pursuant to the Series F Preferred Stock Purchase Agreement that they be granted rights with respect to such shares regarding (i) the registration of shares of capital stock of the Company under the Securities Act (as defined below) and (ii) certain Purchasers’ rights of first refusal with respect to certain issuances of securities of the Company;

WHEREAS, pursuant to Section 7.6 of the Series E-1 Investor Rights Agreement, amendment of the Series E-1 Investor Rights Agreement requires the written consent of the Company and Purchasers (as defined in the Series E-1 Investor Rights Agreement) holding Shares (as defined in the Series E-1 Investor Rights Agreement) representing at least a majority of the voting power of all Shares (as defined in the Series E-1 Investor Rights Agreement) then held by Purchasers (assuming the exercise of all Warrants (as defined in the Series E-1 Investor Rights Agreement) for shares of Common Stock); and

WHEREAS, the signatories of this Agreement hold the requisite number of Shares (as defined in the Series E-1 Investor Rights Agreement) to effect this amendment and restatement of the Series E-1 Investor Rights Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree that the Series E-1 Investor Rights Agreement be, and hereby is, amended and restated to read as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliated Party” means, with respect to any Purchaser, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with such Purchaser, including, without limitation, any general partner, officer or director of such Purchaser and any venture capital fund now or hereafter existing which is controlled by one or more general partners of, or shares the same management company as, such Purchaser.

“Available Undersubscription Amount” means the difference between the total of all of the Basic Amounts available for purchase by Major Investors pursuant to Section 3.1 and the Basic Amounts subscribed for pursuant to Section 3.1.

“Basic Amount” means, with respect to a Major Investor, its pro rata portion of the Offered Securities determined by multiplying the number of Offered Securities by a fraction, the numerator of which is the aggregate number of shares of Common Stock issued or issuable upon conversion of all Shares then held by such Major Investor, and the denominator of which is the total number of shares of Common Stock then outstanding (giving effect to the conversion into Common Stock of all outstanding shares of convertible preferred stock, and all shares of Common Stock issuable upon the exercise of outstanding Warrants).

“Board of Directors” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, $0.0001 par value per share, of the Company.

“Company” has the meaning ascribed to it in the introductory paragraph hereto.

“Company Sale” means: (a) a merger or consolidation in which (i) the Company is a constituent party, or (ii) a Company Subsidiary is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except in the case of either clause (i) or (ii) any such merger or consolidation involving the Company or a Company Subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock which represent, immediately following such merger or consolidation, more than 50% by voting power of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; (b) the sale, lease, transfer, exclusive license or other disposition with or to a Public Company, in a single transaction or series of related transactions, by the Company or a Company Subsidiary of all or substantially all the assets of the Company and the Company Subsidiaries taken as a whole (except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned Company Subsidiary); or (c) the sale or transfer, in a single transaction or series of related transactions, by the stockholders of the Company of more than 50% by voting power of the then-outstanding capital stock of the Company to any Public Company.

“Company Subsidiary” means any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Company (or another Company Subsidiary) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

“Confidential Information” means any information that is labeled as confidential, proprietary or secret which a Purchaser obtains from the Company pursuant to financial statements, reports and other materials provided by the Company to such Purchaser pursuant to this Agreement or pursuant to visitation or inspection rights granted hereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Indemnified Party” means a party entitled to indemnification pursuant to Section 2.5.

“Indemnifying Party” means a party obligated to provide indemnification pursuant to Section 2.5.

“Initial Public Offering” means the initial underwritten public offering of shares of Common Stock pursuant to an effective Registration Statement.

“Initiating Holders” shall mean any Purchaser or Purchasers who in the aggregate hold more than fifty percent (50%) of the outstanding Registrable Shares.

“Major Investor” shall mean, collectively, the Non-Strategic Major Investors and the Strategic Major Investors.

“Non-Strategic Major Investor” shall mean any Purchaser, other than a Strategic Major Investor, who continues to hold an aggregate of at least 500,000 Shares (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations, and similar events occurring after the date of this Agreement).

“Notice of Acceptance” means a written notice from a Major Investor to the Company containing the information specified in Section 3.1(b).

“Offer” means a written notice of any proposed or intended issuance, sale or exchange of Offered Securities containing the information specified in Section 3.1(a).

“Offered Securities” means (a) any shares of its Common Stock, (b) any other equity securities of the Company, including, without limitation, shares of preferred stock, (c) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or (d) any debt securities convertible into capital stock of the Company.

“Other Holders” means holders of securities of the Company (other than Purchasers) who are entitled, by contract with the Company, to have securities included in a Registration Statement.

“Preferred Director” means a member of the Board of Directors: (a) designated solely by The Column Group, LP, Third Rock Ventures, L.P., Venrock Associates V, L.P., Venrock Partners V, L.P. and Venrock Entrepreneurs Fund V, L.P. (collectively, “Venrock Funds”), or (b) holders of a majority of the outstanding Series F Preferred Shares subject to approval by the Board of Directors, each pursuant to that certain Fifth Amended and Restated Stockholders’ Voting Agreement, dated of even date herewith, by and among the Company and the Stockholders (as defined therein), as may amended or restated from time to time.

“Preferred Shares” means the Series A Preferred Shares, Series B Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series E-1 Preferred Shares and Series F Preferred Shares.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Public Company” means any company subject to the reporting provisions of the Exchange Act.

“Qualified IPO” means an Initial Public Offering prior to which or in connection with which all outstanding Preferred Shares have been or will be converted to Common Stock.

“Purchaser” has the meaning ascribed to it in the introductory paragraph hereto.

“Refused Securities” means those Offered Securities as to which a Notice of Acceptance has not been given by the Major Investors pursuant to Section 3.1.

“Registrable Shares” means (a) the shares of Common Stock issued or issuable upon conversion of the Shares, (b) any other shares of Common Stock, and any shares of Common Stock issued or issuable upon the conversion or exercise of any other securities, acquired by the Purchasers pursuant to Section 3 of this Agreement, the Series F Preferred Stock Purchase Agreement, or the Right of First Refusal and Co-Sale Agreement, as each may be amended and/or restated from time to time, and (c) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (i) upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act or (ii) upon any sale in any manner to a person or entity which is not entitled, pursuant to Section 6, to the rights under this Agreement or (iii) at such time, following an Initial Public Offering, as they become eligible for sale pursuant to Rule 144(b)(1)(i) under the Securities Act. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon conversion of the Shares (including Shares issuable upon the exercise of outstanding Warrants) even if such conversion has not been effected.

“Registration Expenses” means all expenses incurred by the Company in complying with the provisions of Section 2, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company, fees and expenses of one special counsel selected by the Selling Stockholders to represent the Selling Stockholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of Selling Stockholders’ own counsel (other than the special counsel selected to represent all Selling Stockholders).

“Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

“Right of First Refusal and Co-Sale Agreement” means the Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated of even date herewith, by and among the Company and the Purchasers (as defined therein) and the Founders (as defined therein).

“Rule 144A Information” has the meaning ascribed to it in Section 2.11(c) hereto.

“Second Series B Purchase Agreement” means the Second Series B Preferred Stock and Warrant Purchase Agreement, dated May 24, 2011, by and between the Company and the Purchasers listed on Exhibit A thereto.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Selling Stockholder” means any Purchaser owning Registrable Shares included in a Registration Statement.

“Series A Preferred Shares” means the shares of Series A Convertible Preferred Stock, $0.001 par value per share, of the Company acquired by certain of the Purchasers pursuant to the Series A Convertible Preferred Stock Purchase Agreement, dated as of April 16, 2008, by and among the Company and the Purchasers (as defined therein).

“Series B Preferred Shares” means the shares of Series B Convertible Preferred Stock, $0.001 par value per share, of the Company acquired by certain of the Purchasers pursuant to (i) the Series B Convertible Preferred Stock Purchase Agreement, dated as of May 24, 2010, by and among the Company and the Purchasers (as defined therein) and (ii) the Second Series B Purchase Agreement.

“Series D Preferred Shares” means the shares of Series D Convertible Preferred Stock, $0.001 par value per share, of the Company acquired by certain of the Purchasers pursuant to the Series D Convertible Preferred Stock Purchase Agreement, dated as of August 5, 2014, by and among the Company and the Purchasers (as defined therein).

“Series E Preferred Shares” means the shares of Series E Convertible Preferred Stock, $0.001 par value per share, of the Company acquired by certain of the Purchasers pursuant to the Series E Convertible Preferred Stock Purchase Agreement, dated as of November 30, 2015, by and among the Company and the Purchasers (as defined therein).

“Series E-1 Investor Rights Agreement” has the meaning ascribed to it in the recitals hereto.

“Series E-1 Preferred Shares” means the shares of Series E-1 Convertible Preferred Stock, $0.001 par value per share, of the Company acquired by certain of the Purchasers pursuant to the Series E-1 Convertible Preferred Stock Purchase Agreement, dated as of September 13, 2016, by and among the Company and the Purchasers (as defined therein).

“Series F Preferred Stock Purchase Agreement” has the meaning ascribed to it in the recitals hereto.

“Series F Preferred Shares” means the shares of Series F Preferred Stock issued under the Series F Preferred Stock Purchase Agreement.

“Series F Preferred Stock” has the meaning ascribed to it in the recitals hereto.

“Series F Purchasers” has the meaning ascribed to it in the recitals hereto.

“Shares” means the Series A Preferred Shares, the Series B Preferred Shares, the Series D Preferred Shares, the Series E Preferred Shares, the Series E-1 Preferred Shares, the Series F Preferred Shares, and the shares of Common Stock issuable upon exercise of the Warrants.

“Strategic Major Investor” shall mean any Purchaser that (i) is, or is investing on behalf of, a pharmaceutical, biotechnology or medical device company and (ii) is listed on Exhibit B hereto, so long as the investor continues to hold an aggregate of at least 500,000 Shares (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations, and similar events occurring after the date of this Agreement).

“Undersubscription Amount” means, with respect to a Major Investor, any additional portion of the Offered Securities attributable to the Basic Amounts of other Major Investors as such Major Investor indicates it will purchase or acquire should the other Major Investors subscribe for less than their Basic Amounts.

“Warrants” means the warrants to purchase Common Stock issued pursuant to the Second Series B Purchase Agreement.

2. Registration Rights.

2.1 Required Registrations.

(a) At any time after the earlier to occur of (i) five years after the date of this Agreement and (ii) six months after the closing of an Initial Public Offering, an Initiating Holder or Initiating Holders may request, in writing, that the Company effect a registration on Form S-1 (or any successor form) of Registrable Shares having an aggregate value of at least $5,000,000 (based on the market price or fair value as determined by the Board of Directors in its sole discretion on the date of such request).

(b) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), an Initiating Holder or Initiating Holders or any Purchaser or Purchasers that in the aggregate hold(s) Registrable Shares having an aggregate value of at least $25 million may request, in writing, that the Company effect the registration on Form S-3 (or such successor form), of Registrable Shares having an aggregate value of at least $1,000,000 (based on the public market price on the date of such request).

(c) Upon receipt of any request for registration pursuant to this Section 2, the Company shall promptly give written notice of such proposed registration to all other Purchasers. Such Purchasers shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Purchasers may request in such notice of election, subject in the case of an underwritten offering to the terms of Section 2.1(d). Thereupon, the Company shall, as expeditiously as possible, use commercially reasonable efforts to effect the registration on an appropriate registration form of all Registrable Shares which the Company has been requested to so register; provided, however, that in the case of a registration requested under Section 2.1(b), the Company will only be obligated to effect such registration on Form S-3 (or any successor form).

(d) If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1(a) or (b), as the case may be, and the Company shall include such information in its written notice referred to in Section 2.1(c). In such event, (i) the right of any other Purchaser to include its Registrable Shares in such registration pursuant to Section 2.1(a) or (b), as the case may be, shall be conditioned upon such other Purchaser’s participation in such underwriting on the terms set forth herein, and (ii) all Purchasers including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters managing the offering. If any Purchaser who has requested inclusion of its Registrable Shares in such registration as provided above disapproves of the terms of the underwriting, such Purchaser may elect, by written notice to the Company, to withdraw its Registrable Shares from such Registration Statement and underwriting. If the Company desires that any officers or directors of the Company holding securities of the Company be included in any registration for an underwritten offering requested pursuant to Section 2.1 or if Other Holders request such inclusion, the Company may include the securities of such officers, directors and Other Holders in such registration and underwriting on the terms set forth herein applicable to the Purchasers. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the shares held by officers or directors of the Company and by Other Holders (other than Registrable Shares) shall be excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter, and if a further reduction of the number of shares is required, the number of shares that may be included in such Registration Statement and underwriting shall be allocated among all Purchasers requesting registration in proportion, as nearly as practicable, to the respective number of Registrable Shares held by them on the date of the request for registration made by the Initiating Holders pursuant to Section 2.1(a) or (b), as the case may be. If any such stockholder would thus be entitled to include more shares than such stockholder requested to be registered, the excess shall be allocated among other participating stockholders pro rata in the manner described in the preceding sentence. Notwithstanding the foregoing, no such reduction shall reduce the value of the Registrable Shares of the Initiating Holders included in such registration below twenty five percent (25%) of the total value of securities included in such registration, unless such offering is the Company’s Initial Public Offering and such registration does not include shares of any other selling stockholders. If the managing underwriter has not limited the number of Registrable Shares or other securities to be underwritten, the Company may include securities for its own account in such registration if the managing underwriter so agrees and if the number of Registrable Shares and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

(e) The Company shall not be required to effect more than three registrations pursuant to Section 2.1(a) or more than two registrations in any twelve-month period pursuant to Section 2.1(b). In addition, the Company shall not be required to effect any registration within six months after the effective date of the Registration Statement relating to the Initial Public Offering. For purposes of this Section 2.1(e), a Registration Statement shall not be counted until such time as such Registration Statement has been declared effective by the Commission (unless the Initiating Holders withdraw their request for such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Purchasers after the date on which such registration was requested) and elect not to pay the Registration Expenses therefor pursuant to Section 2.4). For purposes of this Section 2.1(e), a Registration Statement shall not be counted if, as a result of an exercise of the underwriter’s cut-back provisions, less than 80% of the total number of Registrable Shares that Purchasers have requested to be included in such Registration Statement are so included.

(f) If at the time of any request to register Registrable Shares by Initiating Holders pursuant to this Section 2.1, the Company is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Board of Directors, would be adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not in excess of 30 days from the date of such request, such right to delay a request to be exercised by the Company not more than once in any 12-month period.

2.2 Incidental Registration.

(a) Whenever the Company proposes to file a Registration Statement covering shares of Common Stock (other than a Registration Statement filed pursuant to Section 2.1) at any time and from time to time, it will, prior to such filing, give written notice to all

Purchasers of its intention to do so. Upon the written request of a Purchaser or Purchasers given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use commercially reasonable efforts to cause all Registrable Shares which the Company has been requested by such Purchaser or Purchasers to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Purchaser or Purchasers; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.2, prior to the effective date of such registration, without obligation to any Purchaser. The expenses of any registration withdrawn pursuant to this Section 2.2(a) shall be borne by the Company in accordance with Section 2.4.

(b) If the registration for which the Company gives notice pursuant to Section 2.2(a) is a registered public offering involving an underwriting, the Company shall so advise the Purchasers as a part of the written notice given pursuant to Section 2.2(a). In such event, (i) the right of any Purchaser to include its Registrable Shares in such registration pursuant to this Section 2.2 shall be conditioned upon such Purchaser’s participation in such underwriting on the terms set forth herein and (ii) all Purchasers including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected for the underwriting by the Company. If any Purchaser who has requested inclusion of its Registrable Shares in such registration as provided above disapproves of the terms of the underwriting, such person may elect, by written notice to the Company, to withdraw its shares from such Registration Statement and underwriting. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the shares held by holders of securities of the Company other than Purchasers and Other Holders shall be excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter, and, if a further reduction of the number of shares is required, the number of shares that may be included in such Registration Statement and underwriting shall be allocated among all Purchasers and Other Holders requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock (on an as-converted basis) held by them on the date the Company gives the notice specified in Section 2.2(a); provided that, unless such registration is in connection with the Company’s Initial Public Offering, the number of Registrable Shares permitted to be included therein shall in any event be at least 25% of the securities included therein (based on aggregate market values). If any Purchaser or Other Holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting Purchasers and Other Holders pro rata in the manner described in the preceding sentence.

(c) Notwithstanding the foregoing, the Company shall not be required, pursuant to this Section 2.2, to include any Registrable Shares in a Registration Statement (other than in the Initial Public Offering) if such Registrable Shares can then be sold pursuant to Rule 144(b)(1)(i) under the Securities Act.

2.3 Registration Procedures.

(a) If and whenever the Company is required by the provisions of this Agreement to use commercially reasonable efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

(i) file with the Commission a Registration Statement with respect to such Registrable Shares and use commercially reasonable efforts to cause that Registration Statement to become effective as soon as possible;

(ii) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for 12 months from the effective date or such lesser period until all such Registrable Shares are sold;

(iii) as expeditiously as possible furnish to each Selling Stockholder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Stockholder;

(iv) as expeditiously as possible use commercially reasonable efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Stockholders; provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to amend its Certificate of Incorporation or By-laws, each as may be amended and/or restated from time to time, in a manner that the Board of Directors determines is inadvisable;

(v) as expeditiously as possible, cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(vi) promptly provide a transfer agent and registrar, and provide a CUSIP number, for all such Registrable Shares not later than the effective date of such Registration Statement;

(vii) promptly make available for inspection by the Selling Stockholders, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Selling Stockholders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(viii) notify each Selling Stockholder, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

(ix) as expeditiously as possible following the effectiveness of such Registration Statement, notify each seller of such Registrable Shares of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.

(b) If the Company has delivered a Prospectus to the Selling Stockholders and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Stockholders and, if requested, the Selling Stockholders shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall promptly provide the Selling Stockholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Stockholders shall be free to resume making offers of the Registrable Shares.

(c) In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all Selling Stockholders to such effect, and, upon receipt of such notice, each such Selling Stockholder shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Selling Stockholder has received copies of a supplemented or amended Prospectus or until such Selling Stockholder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 2.3(c) to suspend sales of Registrable Shares for a period in excess of 30 days in any 365-day period.

2.4 Allocation of Expenses. The Company will pay all Registration Expenses incurred in connection with registrations pursuant to Sections 2.1 and 2.2 of this Agreement, regardless of whether any such registration does or does not become effective and regardless of whether such registration shall or shall not be treated as a counted registration for purposes of Section 2.1 hereof; provided, however, that if a registration under Section 2.1 is withdrawn at the request of the Initiating Holders (other than as a result of information concerning the business or financial condition of the Company which is made known to the Selling Stockholders after the date on which such registration was requested) and if the Initiating Holders elect not to have such registration counted as a registration requested under Section 2.1, the Selling Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration.

2.5 Indemnification and Contribution.

(a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Stockholder and the partners, members, officers, directors and stockholders of each Selling Stockholder, each underwriter of such Registrable Shares, and each other person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against any expenses, losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder, underwriter, controlling person or other aforementioned person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, including any amendments or supplements thereto, any preliminary prospectus or final prospectus contained in the Registration Statement, including any amendments or supplements thereto, (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registration Statement or the offering contemplated thereby; and the Company will reimburse such Selling Stockholder, underwriter, controlling person or other aforementioned person for any legal or any other expenses reasonably incurred by such Selling Stockholder, underwriter, controlling person or other aforementioned person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Selling Stockholder, underwriter, controlling person or other aforementioned person specifically for use in the preparation thereof.

(b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, any other Purchaser under this Agreement selling securities in such registration statement, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company, such other Purchaser, or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such other Purchaser, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and to the extent (and only to the extent) that the statement or omission was made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of a Selling Stockholder hereunder shall be limited to an amount equal to the net proceeds to such Selling Stockholder of Registrable Shares sold in connection with such registration.

(c) Each Indemnified Party shall give notice to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.5 except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if the Indemnified Party reasonably concludes that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Selling Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Selling Stockholders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section

2.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 2.5(d), (i) in no case shall any one Selling Stockholder be liable or responsible for any amount in excess of the net proceeds received by such Selling Stockholder from the offering of Registrable Shares and (ii) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 2.5(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 2.5(d). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(e) The rights and obligations of the Company and the Selling Stockholders under this Section 2.5 shall survive the termination of this Agreement.

2.6 Other Matters with Respect to Underwritten Offerings. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2.1, the Company agrees to (a) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and customary covenants and agreements to be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering; (b) use commercially reasonable efforts to cause its legal counsel to render customary opinions to the underwriters with respect to the Registration Statement; and (c) use commercially reasonable efforts to cause its independent public accounting firm to issue customary “cold comfort letters” to the underwriters with respect to the Registration Statement.

2.7 Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

2.8 “Lock-Up” Agreement; Confidentiality of Notices. Each Purchaser agrees, if requested by the managing underwriter of the Initial Public Offering, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Registrable Shares or other securities of the Company (excluding securities acquired in the Initial Public Offering or in the public market after such offering) or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Registrable Shares or other securities of the Company (excluding securities acquired in the Initial Public Offering or in the public market after such offering), whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the effective date of the registration statement relating to the Initial Public Offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of the National Association of Securities Dealers, Inc. or any similar successor provision) (the “Lock-Up Period”), provided that, all stockholders of the Company then holding at least 1% of the outstanding Common Stock (on an as-converted basis) and all officers and directors of the Company are similarly bound, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the managing underwriters at the time of such offering; provided, that all stockholders of the Company then holding at least 1% of the outstanding Common Stock (on an as-converted basis) and all officers and directors of the Company enter into similar agreements. Notwithstanding the foregoing, clauses (i) and (ii) above shall only be applicable to the Purchasers if all stockholders of the Company then holding at least 1% of the outstanding Common Stock (on an as-converted basis) and all officers and directors of the Company are treated similarly with respect to any release prior to the termination of the Lock-Up period (including any extension thereof) such that if any such persons are released, all Purchasers shall also be released to the same extent on a pro rata basis.

The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of such “lock-up” period.

Any Purchaser receiving any written notice from the Company regarding the Company’s plans to file a Registration Statement, whether pursuant to this or any other provision of this Agreement, shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

2.9 Limitations on Subsequent Registration Rights. The Company shall not, prior to the Initial Public Offering, without the prior written consent of those Purchasers holding at least a majority of the Registrable Shares then held by all Purchasers, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which grants such holder or prospective holder rights to include securities of the Company in any Registration Statement, unless (a) such rights to include securities in a registration initiated by the Company or by Purchasers are subordinate to the rights granted to Other Holders under Sections 2.1 and 2.2, and (b) no rights are granted to initiate a registration, other than registration pursuant to a registration statement on Form S-3 (or its successor) in which Purchasers are entitled to include Registrable Shares on a pro rata basis with such holders based on the number of shares of Common Stock (on an as-converted basis) owned by Purchasers and such holders.

2.10 Rule 144 Requirements. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

(a) make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;

(b) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) furnish to any holder of Registrable Shares upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

2.11 Transfer of Registrable Shares.

(a) Requirements for Transfer.

(i) The Shares and the Registrable Shares shall not be sold, assigned, transferred, pledged or otherwise disposed of unless either (A) they first shall have been registered under the Securities Act, or (B) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act, and any transferee thereof has agreed in writing for the benefit of the Company to take and hold such Shares and/or Registrable Shares, as applicable, subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.11.

(ii) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Purchaser to an Affiliated Party of such Purchaser, (ii) a transfer by a Purchaser which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, or (iii) a transfer by a Purchaser which is a limited liability company to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member or retired member; provided that the transferee in each case agrees in writing to be subject to the terms of this Section 2.11 to the same extent as if it were an original Purchaser hereunder, or (iv) a transfer made in accordance with Rule 144 under the Securities Act.

(b) Legend. Each certificate or instrument representing (i) the Shares, or (ii) Registrable Shares shall bear a legend substantially in the following form:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.

The shares represented by this certificate may be transferred only in accordance with the terms of an agreement between the Company and the stockholder, a copy of which is on file with the secretary of the Company.”

The foregoing legend shall be removed from the certificates representing any Shares or Registrable Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144 under the Securities Act.

(c) Rule 144A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of any Purchaser, provide in writing to such Purchaser and to any prospective transferee of any Shares or Registrable Shares of such Purchaser the information concerning the Company described in Rule 144A(d)(4) under the Securities Act (“Rule 144A Information”). The Company also shall, upon the written request of any Purchaser, cooperate with and assist such Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Shares or Registrable Shares for trading through PORTAL. The Company’s obligations under this Section 2.11(d) shall at all times be contingent upon receipt from the prospective transferee of Shares or Registrable Shares of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than persons who will assist such transferee in evaluating the purchase of any Shares or Registrable Shares.

2.12 Termination. All of the Company’s obligations to register Shares or Registrable Shares under Sections 2.1 and 2.2 shall terminate upon the earliest of (a) four years after the closing of a Qualified IPO, (b) the date on which all Shares or Registrable Shares may be sold within a three month period under Rule 144 or (c) a Company Sale.

3. Right of First Refusal.

3.1 Rights of Purchasers to Acquire Offered Securities.

(a) The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Offered Securities, unless in each such case the Company shall have first complied with this Section 3.1. The Company shall deliver to each Major Investor an Offer, which shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to or exchange with such Major Investor (A) such Major Investor’s Basic Amount and (B) such Major Investor’s Undersubscription Amount. Notwithstanding the other provisions of this Section 3.1, after delivery of the Offer, the Company may issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, Offered Securities to the offerees or purchasers described in the Offer and upon the terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Offer without complying with the terms of this Section 3.1, provided that the Company permits each Major Investor to purchase the number of Offered Securities that such Major Investor is entitled to purchase pursuant to this Section 3.1 on substantially the same terms as the Company sold the Offered Securities in the initial transaction, within 10 days after the Company receives a Notice of Acceptance from such Major Investor.

(b) To accept an Offer, in whole or in part, a Major Investor must deliver to the Company, on or prior to the date 15 business days after the date of delivery of the Offer, a Notice of Acceptance indicating the portion of the Major Investor’s Basic Amount that such Major Investor elects to purchase and, if such Major Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such Major Investor elects to purchase. If the Basic Amounts subscribed for by all Major Investors are less than the total of all of the Basic Amounts available for purchase, then each Major Investor who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the Available Undersubscription Amount, each Major Investor who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Major Investor bears to the total Undersubscription Amounts subscribed for by all Purchasers, subject to rounding by the Board of Directors to the extent it deems reasonably necessary.

(c) The Company shall have 90 days from the expiration of the period set forth in Section 3.1(b) to issue, sell or exchange all or any part of the Refused Securities, but only to the offerees or purchasers described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Offer.

(d) In the event the Company shall propose to sell less than all the Refused Securities, then each Major Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Major Investor elected to purchase pursuant to Section 3.1(b) multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Major Investors pursuant to Section 3.1(b) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Major Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Major Investors in accordance with Section 3.1(a).

(e) Upon (i) the closing of the issuance, sale or exchange of all or less than all of the Refused Securities or (ii) such other date agreed to by the Company and Major Investors who have subscribed for a majority of the Offered Securities subscribed for by the Major Investors, such Major Investor shall acquire from the Company and the Company shall issue to such Major Investor, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 3.1(d) if any of the Major Investors has so elected, upon the terms and conditions specified in the Offer.

(f) The purchase by the Major Investors of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Major Investors of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Major Investors and their respective counsel.

(g) Any Offered Securities not acquired by the Major Investors or other persons in accordance with Section 3.1(c) may not be issued, sold or exchanged until they are again offered to the Major Investors under the procedures specified in this Agreement.

(h) The rights of the Major Investors under this Section 3.1 shall not apply to:

(i) the issuance of any shares of Common Stock as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

(ii) the issuance of any shares of Common Stock upon conversion of shares of convertible preferred stock;

(iii) the issuance of shares of Common Stock or options with respect thereto (subject in either case to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of this Agreement), approved by the Board of Directors, including a majority of the Preferred Directors, issued or issuable to employees, directors or officers of, or consultants to, the Company or any Company Subsidiary pursuant to any plan, agreement or arrangement approved by the Board of Directors, including a majority of the Preferred Directors;

(iv) the issuance of securities solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any Company Subsidiary of all or substantially all of the stock or assets of any other entity the terms of which are approved by the Board of Directors, including a majority of the Preferred Directors;

(v) the issuance of shares of Common Stock by the Company in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act;

(vi) the issuance of shares of Common Stock, or the grant of options or warrants therefor, in connection with any present or future borrowing, line of credit, leasing or similar financing arrangement approved by the Board of Directors and by a majority of the Preferred Directors;

(vii) the issuance of shares of Series F Preferred Stock to Additional Purchasers pursuant to Section 2.2 of the Series F Preferred Stock Purchase Agreement; or

(viii) the issuance of any shares of Common Stock upon the exercise of a Warrant.

(i) Notwithstanding the foregoing, the right of first offer in this Section 3 shall not be applicable to any Major Investor with respect to any issuance of Offered Securities if (a) at the time the Company issues such Offered Securities, such Major Investor is not an “accredited investor,” as defined in Rule 501(d) of Regulation D promulgated under the Securities Act, and (ii) such issuance of Offered Securities is only being offered by the Company to accredited investors.

3.2 Termination. This Section 3 shall terminate upon the earlier of the closing of a Company Sale or the closing of a Qualified IPO.

4. Affirmative Covenants. The Company covenants and agrees that it will perform and observe the following covenants and provisions and will cause each Company Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Company Subsidiary:

4.1 Payment of Taxes and Trade Debt. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims, which, if unpaid, might become a lien or charge upon any properties of the Company or a Company Subsidiary, other than those which are being contested in good faith if the Company shall have set aside on its books and shall have provided, in accordance with generally accepted accounting principles, adequate reserves with respect thereto; and pay in conformity with customary trade terms, all lease obligations, all trade debt, and all other indebtedness incident to its operations, except such as are being contested in good faith if the Company shall have set aside on its books and shall have provided, in accordance with generally accepted accounting principles, appropriate reserves with respect thereto.

4.2 Maintenance of Insurance. Maintain with responsible and reputable insurance companies or associations, insurance in such amounts and covering such risks as the Company reasonably deems advisable.

4.3 Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, unless the failure to so qualify does not and will not have a material and adverse effect on the business, operations or financial condition of the Company; and preserve and maintain all material licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it as are reasonably necessary or advisable for it to conduct its business.

4.4 Compliance with Laws. Comply with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or otherwise, except non-compliance being contested in good faith through appropriate proceedings so long as the Company shall have set up and funded sufficient reserves, if any, required under generally accepted accounting principles with respect to such items.

4.5 Keeping of Records and Books of Account. Keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection within its business shall be made.

4.6 Maintenance of Properties, etc. Maintain and preserve all of its properties that the Company reasonably deems necessary or useful in the proper conduct of its business in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and comply with the provisions of all material leases to which it is a party or under which it occupies property so as to prevent any material loss or forfeiture thereof or thereunder.

4.7 Inspection and Observation.

(a) The Company shall permit any Non-Strategic Major Investor, or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested; provided, however, that the Company shall not be obligated pursuant to this Section 4.7 to provide access to any information which it reasonably considers to be a trade secret.

(b) As long as S.R. One, Limited continues to be a Major Investor, the Company shall invite a representative of S.R. One, Limited to attend all meetings of the Board of Directors in a non-voting observer capacity and, in this respect, shall give such representative all notices of its meetings and other materials as it provides to its directors, provided, however; that the Company reserves the right to exclude such representative from executive sessions of any such meeting. Such representative as designated by S.R. One, Limited shall be subject to the approval of the Company’s Board of Directors, acting in good faith, and shall initially be Brian Gallagher. As long as The Regents of the University of California (“UC Regents”) continues to be a Major Investor, the Company shall invite a representative of UC Regents to attend all meetings of the Board of Directors in a non-voting observer capacity and, in this respect, shall give such representative all notices of its meetings and other materials as it provides to its directors, provided, however; that the Company reserves the right to exclude such representative from executive sessions of any such meeting. Such representative as designated by UC Regents shall be subject to the approval of the Company’s Board of Directors, acting in good faith. Notwithstanding the foregoing, the Company may (i) condition the right of either of such representatives to receive notices and other materials and to attend meetings of the Board of Directors on the execution of a confidentiality agreement provided by the Company and reasonably acceptable to such representative, but no less protective of the Company than the applicable provisions in Section 5, and (ii) prevent either of such representatives from receiving notices and other materials and attending any portion of a meeting of the Board of Directors if the Company reasonably determines (A) that it is necessary to do so to ensure preservation of the attorney-client privilege, (B) that it is necessary to do so to protect any trade secrets, highly confidential or proprietary information of the Company or a third party or (C) that a real or potential conflict of interest exists or could exist between the Company and/or any of its existing or potential affiliates or business partners, and such observer or any of its respective affiliates or business partners with regard to any subject matter included in such notice or material or to be discussed during such portion of the meeting.

4.8 Financial Statements and Other Information. So long as any Major Investor continues to hold Shares, the Company covenants and agrees that it will perform and observe the following covenants and provisions and will cause each Company Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Company Subsidiary:

(a) The Company shall deliver to each Major Investor:

(i) within 90 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with generally accepted accounting principles consistently applied; and

(ii) within 45 days after the end of each fiscal quarter of the Company (other than the fourth quarter), an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter;

(iii) upon request of such Major Investor, within 30 days after the end of each month (other than the last month of any fiscal quarter), an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and of cash flows of the Company for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Company’s projected financial statements for the corresponding periods for the current fiscal year; and

(iv) such other notices, information and data with respect to the Company as the Company delivers to the holders of its capital stock at the same time it delivers such items to such holders.

(b) The Company shall deliver to each Non-Strategic Major Investor, upon request of such Non-Strategic Major Investor:

(i) as soon as available, but in any event prior to the commencement of each new fiscal year, a business plan and projected financial statements for such fiscal year; and

(ii) with reasonable promptness, such other information and data as such Non-Strategic Major Investor may from time to time reasonably request, including, but not limited to, complete capitalization charts and records of the Company.

(c) The foregoing financial statements shall be prepared on a consolidated basis if the Company then has any subsidiaries. The financial statements delivered pursuant to clause (ii) of paragraph (a) and clause (i) of paragraph (b) shall be accompanied by a certificate of the chief financial officer of the Company stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted) and fairly present the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby.

(d) Upon the request of the Strategic Major Investor, officers of the Company shall meet with representatives of the Strategic Major Investor up to two times per calendar year to discuss the Company’s business, research and finances, with the understanding that certain information, including information that the Company reasonably determines should not be discussed for reasons of potential conflicts of interest, to protect attorney client privilege or other similar reasons, shall not be discussed at such meetings.

4.9 Material Changes and Litigation. The Company shall promptly notify the Major Investors of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation brought or, to the best of the Company’s knowledge, threatened against the Company, or against any officer, director, key employee or principal stockholder of the Company which, if adversely determined, would have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of the Company.

4.10 Agreements with Employees; Options.

(a) The Company shall require (i) all persons now or hereafter employed by the Company and (ii) all independent contractors utilized by the Company who have access to confidential or proprietary information of the Company to enter into non-disclosure and assignment of inventions agreements substantially in the form of Exhibit F or H to the Series F Preferred Stock Purchase Agreement and shall require all persons now or hereafter employed by the Company to enter into non-competition and non-solicitation agreements substantially in the form of Exhibit G or H to the Series F Preferred Stock Purchase Agreement, or such other form as may be approved by the Board of Directors and by a majority of the members of the Board of Directors who are not employees of the Company or a Company Subsidiary.

(b) Unless otherwise approved by the Board of Directors and by a majority of the members of the Board of Directors who are not employees of the Company or a Company Subsidiary, all options, restricted stock or similar equity grants granted or issued by the Company shall become exercisable at the rate of 25% on the first anniversary of the date of grant and an additional 6.25% at the end of each three month period thereafter so long as the holder continues to be an employee or consultant of the Company.

(c) Prior to issuing shares of capital stock to an employee that owns, or will own following the issuance, more than 1% of the Company’s outstanding capital stock (giving effect to conversion into Common Stock of all shares of convertible preferred stock and to the issuance of all shares of Common Stock reserved for issuance under the employee stock plans of the Company) the Company agrees to require such employee to (i) be subject to substantially the same lock-up requirements as set forth in Section 2.8 of this Agreement and (ii) to become a party as a Founder (as defined therein) to the Right of First Refusal and Co-Sale Agreement, as it may be amended from time to time.

(d) Prior to issuing options or warrants to an employee that owns, or will own following the issuance, more than 1% of the Company’s outstanding Common Stock (giving effect to the conversion into Common Stock of all shares of convertible preferred stock and to the issuance of all shares of Common Stock reserved for issuance under the employee stock plans of the Company), the Company agrees to require such employee to be (i) subject to substantially the same lock-up requirements as set forth in Section 2.8 of this Agreement, (ii) to become a party as a Founder (as defined therein) to the Right of First Refusal and Co-Sale Agreement, as it may be amended from time to time, and (iii) to become a party as a Founder (as defined therein) to the Voting Agreement, as it may be amended from time to time.

4.11 Board of Directors.

(a) The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors or any committee thereof.

(b) The Board of Directors shall meet on at least a quarterly basis, unless otherwise agreed by a majority of the members of the Board of Directors who are not employees of the Company or a Company Subsidiary.

(c) In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation in such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as contained in the Company’s Certificate of Incorporation, as may be amended and/or restated from time to time.

4.12 Related Party Transactions.

(a) The Company shall not enter into any agreement with any stockholder, officer or director of the Company, or any “affiliate” of such persons (as such term is defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, without the consent of at least a majority of the members of the Board of Directors having no interest in such agreement or arrangement.

(b) The approval of the Board of Directors and a majority of the members of the Board of Directors who are not employees of the Company or a Company Subsidiary shall be required to (i) establish or increase the compensation of executive officers of the Company or (ii) grant stock options to any officer of the Company.

4.13 Reservation of Common Stock. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Shares.

4.14 International Investment and Trade in Services Survey Act. The Company shall use commercially reasonable efforts to file on a timely basis all reports required to be filed by it under 22 U.S.C. Section 3104, or any similar statute, relating to a foreign person’s direct or indirect investment in the Company.

4.15 Standard of Conduct. The Company acknowledges receipt of the “Prevention of Corruption - Third Party Guidelines” provided to the Company by S.R. One (the “Guidelines”). The Company agrees that it shall use commercially reasonable efforts to ensure that it and any of its subsidiaries operate its and their business in accordance with the Guidelines and shall notify the Board of Directors if it becomes aware of any activities or proposed activities to be conducted by itself or any of its subsidiaries that may be contrary in any material respect to the principles set forth in the Guidelines.

4.16 Prevention of Corruption. The Company shall use commercially reasonable efforts to (i) ensure that the Company and any of its Affiliates operate to the same standards of conduct set forth in “Prevention of Corruption – Third Party Guidelines” of GlaxoSmithKline plc (“GSK”) found at: http://www.gsk.com/policies/Prevention-of-Corruption-Third-Party-Guidelines.pdf and (ii) notify S.R. One if it becomes aware of any activities or proposed activities to be conducted by itself or any of its Affiliates that may be contrary to GSK’s publicly announced ethical standards or the principles set forth in the “Prevention of Corruption – Third Party Guidelines” of which the Company is aware or has been notified.

4.17 Use of Name. Neither the Company nor its Affiliates shall use the name of S.R. One or GSK, or any of their respective Affiliates, in any trade publication, marketing materials or otherwise to the general public, in each case without the prior written consent of S.R. One, which consent may be withheld in its sole discretion; provided, that (i) the parties anticipate that there will be a mutually agreed press release announcing any Closing (as defined in the Series F Preferred Stock Purchase Agreement) and (ii) following such public announcement contemplated in clause (i), the Company may confirm that S.R. One is an investor in the Company (but not the amount or terms thereof) in a form of disclosure approved by S.R. One.

4.18 Right to Conduct Activities. The Company hereby agrees and acknowledges that each of Deerfield, Ponoi Capital and The Column Group (together, “TCG Funds”) and Venrock Funds, together with their respective affiliates, are professional investment funds, and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, Deerfield, TCG Funds, and Venrock Funds shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by Deerfield, TCG Funds, or Venrock Funds, as applicable, in any entity competitive with the Company or (ii) actions taken by any partner, officer or other representative of Deerfield, TCG Funds, or Venrock Funds, as applicable, to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) Deerfield, TCG Funds, or Venrock Funds, as applicable, from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company. Nothing in this Agreement shall preclude or create an obligation or duty restricting Deerfield, TCG Funds, or Venrock Funds, as applicable, from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, whether or not such enterprise has products or services which compete with those of the Company.

4.19 Termination of Covenants. Other than the covenants contained in Sections 4.15-4.17, all covenants of the Company contained in this Section 4 shall terminate upon the earlier of the closing of a Company Sale or the closing of an Initial Public Offering.

5. Confidentiality. Each Purchaser agrees that he, she or it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any Confidential Information, unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 5 by such Purchaser), (b) is or has been independently developed or conceived by the Purchaser without use of the Company’s Confidential Information or (c) is or has been made known or disclosed to the Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Purchaser may disclose Confidential Information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares from such Purchaser as long as such prospective purchaser agrees to be bound by the provisions of this Section 5 and is not a pharmaceutical, biotechnology or medical device company, (iii) to any Affiliated Party of such Purchaser (other than an Affiliated Party that is a pharmaceutical, biotechnology or medical device company), provided that such party is obligated not to disclose, divulge or use any Confidential Information to the same extent as the Purchasers, or (iv) as may otherwise be required by law, provided that the Purchaser takes reasonable steps to minimize the extent of any such required disclosure. Any Purchaser that is an investment fund may also provide summary business and financial information and milestone information to its partners, members and investors, of the type typically provided to such partners, members and investors. Notwithstanding the foregoing, such information shall not be deemed confidential for the purpose of enforcing this Agreement. Each Purchaser further agrees that, except as required by law, he, she or it will not, without the prior consent of UC Regents, disclose the fact of UC Regents’ investment in the Company or any other relationship between UC Regents and the Company to persons or entities that are not Purchasers or agents or representatives of such Purchaser (including attorneys or accountants thereof).

6. Transfers of Rights; Calculation of Share Numbers.

6.1 Transfer of Rights. This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by a Purchaser to (a) any person or entity who acquires at least 250,000 of such Purchaser’s Shares (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations, and similar events occurring after the date of this Agreement) or if the Purchaser owns less than 250,000 Shares (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations, and similar events occurring after the date of this Agreement), then to any person or entity who acquires all of such Purchaser’s Shares, or (b) to any Affiliated Party of such Purchaser, and, in each case, such transferee shall be deemed a “Purchaser” for purposes of this Agreement; provided that such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement; and provided further that in no event shall the rights under Section 4.7 and 4.8 be assigned to a pharmaceutical, biotechnology or medical device company. Notwithstanding the foregoing, any person or entity to which any Shares or Registrable Shares are transferred by a Purchaser, whether voluntarily or by operation of law, shall be bound by the obligations under Section 2.8 to the same extent as if such transferee were a Purchaser hereunder and no Purchaser shall transfer any Shares or Registrable Shares unless the transferee provides a written instrument to the Company notifying the Company of such transfer and agreeing in writing to be bound by the terms of Section 2.8.

6.2 Calculation of Share Numbers. In determining the number of Shares owned by a Purchaser for purposes of exercising rights under this Agreement, (a) Shares owned by a Purchaser shall be deemed to include Shares that have been converted into Common Stock so long as such Common Stock is owned by such Purchaser, (b) all Shares held by affiliated entities or persons shall be aggregated together (provided that no shares shall be attributed to more than one entity or person within any such group of affiliated entities or persons) and (c) all Shares issuable to a Purchaser upon exercise of a Warrant shall be deemed owned by such Purchaser.

7. General.

7.1 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

7.2 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

7.3 Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, as to matters within the scope thereof, and the internal laws of the Commonwealth of Massachusetts (without reference to the conflicts of law provisions thereof), as to all other matters.

7.4 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company, at 215 First Street, Suite 200, Cambridge, MA 02142, Attention: President, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy to WilmerHale, 60 State Street, Boston, MA 02109, Attention: Lia Der Marderosian, Esq.; or

If to S.R. One, Limited, at its address set forth on Exhibit A, or at such other address as may have been furnished in writing by S.R. One, Limited to the other parties hereto, with a copy to Cooley LLP, 500 Boylston Street, Boston, MA, 02116-3736, Attention: Christian E. Plaza, Esq.; or

If to any other Purchaser, at its address set forth on Exhibit A, or at such other address as may have been furnished in writing by such Purchaser to the other parties hereto, with a copy to Wilson Sonsini Goodrich & Rosati PC, 650 Page Mill Road, Palo Alto, CA 94304, Attention: Kenneth Clark.

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 7.4.

7.5 Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter, including, without limitation, the Series E-1 Investor Rights Agreement.

7.6 Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Purchasers holding Shares representing at least a majority of the voting power of all Shares then held by Purchasers (assuming the exercise of all Warrants for shares of Common Stock); provided that any amendment, termination or waiver to the terms of Section 2 (or a defined term used therein) that occurs after the closing of the Initial Public Offering shall instead require the written consent of the Company and Purchasers holding Registrable Shares representing at least 50% of the voting power of all Registrable Shares then held by all Purchasers, and any amendment, waiver, discharge or termination of Section 4.18, or this Section 7.6 as expressly related to Deerfield, TCG Funds, or Venrock Funds, shall require the prior written consent of Deerfield, TCG Funds, or Venrock Funds, as applicable. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Purchaser without the written consent of such Purchaser unless such amendment, termination or waiver applies to all Purchasers in the same fashion (it being agreed that a waiver of the provisions of Section 3 with respect to a particular transaction shall be deemed to apply to all Major Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Major Investors may nonetheless, by agreement with the Company, purchase securities in such transaction) without the consent of the other parties hereto, provided that, if the rights of all Major Investors under Section 3 are waived with respect to a particular transaction without the consent of all Major Investors, and some but not all Major Investors purchase securities in such transaction, the Major Investors who did not consent to the waiver and did not purchase securities in the transaction shall be offered the opportunity to exercise their rights under Section 3 with respect to such transaction within 30 days of the closing of such transaction. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 7.6 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

7.7 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

7.8 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

7.9 Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

Executed as of the date first written above.

COMPANY:

CONSTELLATION PHARMACEUTICALS, INC.

By:	/s/ Jigar Raythatha
Name: Jigar Raythatha
Title: President and Chief Executive Officer

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

PURCHASERS:

S.R. ONE, LIMITED

By:	/s/ Brian M. Gallagher
Name: Brian M. Gallagher, Jr., Ph.D.
Title: Vice President and Partner

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

THIRD ROCK VENTURES, L.P.

By:	Third Rock Ventures GP, L.P.,
its general partner

By:	TRV GP, LLC,
its general partner

By:	/s/ Robert Tepper
Name: Robert Tepper
Title: Partner

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

TOPSPIN BIOTECH FUND II, LP

By:	/s/ Leo A. Guthart
Name: Leo A. Guthart
Title: Managing Director

TOPSPIN FUND LP

By:	/s/ Leo A. Guthart
Name: Leo A. Guthart
Title: Managing Director

MSSB C/F LEO A GUTHART

By:	/s/ Leo A. Guthart
Name: Leo A. Guthart
Title: Managing Director

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

THE COLUMN GROUP, LP

By: The Column Group GP, LP
Its: General Partner
By: The Column Group, LLC
Its: General Partner

By:	/s/ James Evangelista
Name: James Evangelista
Title: Chief Financial Officer

PONOI CAPITAL, L.P.

By: Ponoi Management, LLC
Its: General Partner

By:	/s/ James Evangelista
Name: James Evangelista
Title: Chief Financial Officer

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Jagdeep Singh Bachher
Name: Jagdeep Singh Bachher
Title: Chief Investment Officer

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

VENROCK ASSOCIATES V, L.P.
By: Venrock Management V, LLC
Its: General Partner

By:	/s/ David L. Stepp
Name: David L. Stepp
Authorized Signatory

VENROCK PARTNERS V, L.P.
By: Venrock Partners Management V, LLC
Its: General Partner

By:	/s/ David L. Stepp
Name; David L. Stepp
Authorized Signatory

VENROCK ENTREPRENEURS FUND V, L.P.
By: VEF Management V, LLC
Its: General Partner

By:	/s/ David L. Stepp
Name: David L. Stepp
Authorized Signatory

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

CASDIN PARTNERS MASTER FUND LP

By:	/s/ Eli Casdin
Name: Eli Casdin
Title: Managing Partner

CASDIN VENTURE OPPORTUNITIES FUND, L.P.

By: Casdin Venture Opportunities Fund GP, LLC,
its General Partner

By:	/s/ Eli Casdin
Name: Eli Casdin
Title: Managing Partner

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

ALEXANDRIA VENTURE INVESTMENTS, LLC, a Delaware limited liability company

By: Alexandria Real Estate Equities, Inc., a Maryland corporation, managing member

By:	/s/ Aaron Jacobson
Name: Aaron Jacobson
Title: VP – Corporate Counsel

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

SPUR VENTURES II, L.P.

By:	/s/ Paul D. Fetsch
Name: Paul D. Fetsch
Title: Member of General Partner

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

SM CP LLC

By:	/s/ Ronald Sinacore
Name: Ronald Sinacore
Title: Manager

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

GRANT AND JEANNETTE HEIDRICH COMMUNITY PROPERTY TRUST, U/D/T 8/84

By:	/s/ Grant Heidrich
Name: Grant Heidrich
Title: Trustee

HEIDRICH FAMILY PARTNERS I

By:	/s/ Grant Heidrich
Name: Grant Heidrich
Title: General Partner

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

DAVID V. AND ALENA Z. GOEDDEL 2004 TRUST

By:	/s/ David V. Goeddel
Name: David V. Goeddel
Title: Trustee

By:	/s/ Alena V. Goeddel
Name: Alena V. Goeddel
Title: Trustee

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

MERITZ NS GLOBAL BIO FUND

By: Meritz Securities Co., Ltd.
Its: Co-managing general partner

By:	/s/ Song Min-Kyu
Name: Song Min-Kyu
Title: Deputy General Manager

By: NS Investment Co., Ltd.
Its: Co-managing general partner

By:	/s/ Tae-Kyoung Sohn
Name: Tae-Kyoung Sohn
Title: Managing Director

By: Paratus Investment Co., Ltd.
Its: Co-managing general partner

By:	/s/ Chan-Ho Lee
Name: Lee, Chan-Ho
Title: Managing Director

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

VENROCK HEALTHCARE CAPITAL PARTNERS II, L.P.

By: VHCP Management II, LLC
Its: General Partner

By:	/s/ David L. Stepp
Name: David L. Stepp
Authorized Signatory

VHCP CO-INVESTMENT HOLDINGS II, LLC

By: VHCP Management II, LLC
Its: Manager

By:	/s/ David L. Stepp
Name: David L. Stepp
Authorized Signatory

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

CORMORANT PRIVATE HEALTHCARE FUND I, LP

By:	/s/ Bihua Chen
By: Cormorant Private Healthare GP, LLC
By: Bihua Chen, Managing Member of the GP

CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP

By:	/s/ Bihua Chen
By: Cormorant Global Healthcare GP, LLC
By: Bihua Chen, Managing Member of the GP

CRMA SPV, L.P.

By:	/s/ Bihua Chen
By: Cormorant Asset Management, LLC
By: Bihua Chen, CEO/CIO
Its: Attorney-in-Fact

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

PRECISION ONCO LIMITED

By:	/s/ Yuan Sun
Name: Yuan Sun
Title: Director

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

HH CTL HOLDINGS LIMITED

By:	/s/ Colm John O’Connell
Name: Colm John O’Connell
Title: Director

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By: Deerfield Mgmt, L.P.
General Partner

By: J.E. Flynn Capital, LLC
General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

ORBIMED PRIVATE INVESTMENTS VI, LP

By: OrbiMed Capital GP VI LLC,
its General Partner

By: OrbiMed Advisors LLC
its Managing Member

By:	/s/ Carl L. Gordon
Name: Carl L. Gordon
Title: Member

ORBIMED GLOBAL HEALTHCARE MASTER FUND, L.P.

By: OrbiMed Global Healthcare GP LLC,
its General Partner

By: OrbiMed Advisors LLC,
its Managing Member

By:	/s/ Carl L. Gordon
Name: Carl L. Gordon
Title: Member

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

PONOI CAPITAL II, LP

By: Ponoi II Management, LLC
Its: General Partner

By:	/s/ James Evangelista
Name: James Evangelista
Title: Chief Financial Officer

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

FIDELITY MT. VERNON STREET TRUST:
FIDELITY SERIES GROWTH COMPANY FUND

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

FIDELITY MT. VERNON STREET TRUST:
FIDELITY GROWTH COMPANY FUND

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

FIDELITY GROWTH COMPANY COMMINGLED POOL
By: Fidelity Management Trust Company, as Trustee

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

MOUNTAIN BERG LIMITED

By:	/s/ Nick Teagle
Name: Nick Teagle
Title: Director

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]